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[MALONE & BAILEY LETTERHEAD]

               Consent of Independent Certified Public Accountants

       We consent to the use in Amendment No. 1 to the Registration Statement on Form SB-2, under the Securities Act of 1933, of our report dated May 30, 1997 relating to the financial statements and schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Summary Historical and Pro Forma Financial Data" in this registration Statement.



MALONE & BAILEY, PLLC                              /s/ Malone & Bailey PLLC
Houston, Texas
October 30, 1997

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